UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2016

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of The Interpublic Group of Companies, Inc. was held on May 19, 2016.

(b) The following matters were voted upon with the final results indicated below.

1.	The nominees listed below were elected directors until the next annual meeting of shareholders with the respective votes set forth opposite their names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES

Jocelyn Carter-Miller	313,645,861	1,957,480	120,801	17,677,640
Deborah G. Ellinger	315,227,730	398,575	97,837	17,677,640
H. John Greeniaus	310,415,372	5,147,468	161,302	17,677,640
Mary J. Steele Guilfoile	313,379,693	2,241,866	102,583	17,677,640
Dawn Hudson	315,425,714	202,698	95,730	17,677,640
William T. Kerr	312,361,320	3,246,502	116,320	17,677,640
Henry S. Miller	307,457,842	8,146,872	119,428	17,677,640
Jonathan F. Miller	305,495,004	10,122,518	106,620	17,677,640
Michael I. Roth	302,221,181	12,451,142	1,051,819	17,677,640
David M. Thomas	311,255,381	4,333,558	115,203	17,677,640

2.	A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2016 was approved with the votes set forth below:

For	328,147,822
Against	5,073,596
Abstain	180,364

There were no broker non-votes.

3.	An advisory ballot question on named executive officer compensation was approved with the votes set forth below:

For	306,335,673
Against	8,651,275
Abstain	737,194
Broker non-votes	17,677,640

4.	A proposal to adopt The Interpublic Group of Companies, Inc. Employee Stock Purchase Plan (2016) was approved with the votes set forth below:

For	314,124,195
Against	1,524,351
Abstain	75,596
Broker non-votes	17,677,640

5.	A shareholder proposal requesting that the Board of Directors take the steps necessary to implement shareholder proxy access for director nominees was approved with the votes set forth below:

For	208,083,738
Against	107,335,839
Abstain	304,565
Broker non-votes	17,677,640

6.	A shareholder proposal regarding an independent Board chairman was defeated with the votes set forth below:

For	49,712,122
Against	265,721,778
Abstain	290,242
Broker non-votes	17,677,640

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 19, 2016	By: /s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary